Exhibit 10.2

AMENDMENT NO. 1

TO

DIRECTOR AGREEMENT

This Amendment No. 1 to the Director Agreement (“Amendment”) between Drone Aviation Holding Corp. and Global Security & Innovative Strategies, LLC and David V. Aguilar dated January 9, 2017 is by and between Drone Aviation Holding Corp., a Nevada corporation with an address 11651 Central Parkway #118, Jacksonville FL 32224 (the “Company”) and Global Security & Innovative Strategies, LLC, an Arizona corporation with an address 1401 H Street NW, Suite 875, Washington, D.C. 20005 (the “Contractor”) effective as of September 4, 2019.

WHEREAS, the parties entered into a two-year director agreement on January 9, 2017; and

WHEREAS, the parties verbally agreed to continue with the agreement until January 9, 2021; and

WHEREAS, the parties wish to amend the agreement as set forth below, with the understanding that all other provisions of the agreement shall remain unchanged;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1.	Compensation. Annual fee of $120,000, payable in monthly installments in accordance with the Company’s past accounting practices.

2.	The terms and conditions of all other sections of the agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first stated above.

DRONE AVIATION HOLDING CORP.		GLOBAL SECURITY & INNOVATIVE STRATEGIES LLC

BY:	Kendall Carpenter	BY:

Its:	EVP and CFO	Its:	Principal

NOMINEE

David V. Aguilar